LOTO INC.

A FEW BRILLIANT MINDS INC.

GINO PORCO

SHARE CANCELLATION AGREEMENT

THIS SHARE CANCELLATION AGREEMENT (this “Agreement”), dated as of June 16, 2011, is made by and between Loto Inc., a Nevada corporation (the “Company”) and Gino Porco (the “Founder”).

WHEREAS, the Founder, through A Few Brilliant Minds, Inc. (“AFBMI”), is currently the owner of Nineteen Million Four Hundred Thousand (19,400,000) shares of Company common stock, par value of $0.0001 per share (the “Shares”);

WHEREAS, during February and March, 2010 AFBMI loaned the Company $80,468.80, which accrues interest at a rate of 5.25% per annum, with the Company indebted to AFBMI as of June 09, 2011 in the amount of $85,786.89 (including such amount owed due to continued accumulated interest, the “Debt”);

WHEREAS, the Founder desires to pursue other business interests and hereby tenders for cancellation of all Shares owned by AFBMI upon repayment to AFBMI of the Debt; and the Company has determined that it is in the best interests of the Company and its shareholders to accept the tender for cancellation of all Shares and repay the Debt;

WHEREAS, in consideration for such tender for cancellation of all Shares, the Founder desires to obtain a general release from the Company and the Company desires to acquire the Shares for cancellation and enter into mutual general releases with the Founder;

NOW, THEREFORE, In consideration of the premises, covenants and releases hereof and other good and valuable consideration, the adequacy of which is acknowledged and agreed by all parties to be sufficient in all respects, the parties hereby agree as follows:

1.           Tender and Cancellation; Stock Power; Repayment of Debt. The Founder herewith tenders the Shares to the Company for the express purpose of cancellation of the Shares on the books, records and share registry of the Company to be deemed effective as of such date as deemed reasonably necessary and convenient by the Company. The Debt shall be repaid by the Company no later than ninety (90) days from the date of this Agreement. This Agreement shall be deemed to constitute a bona fide stock power to facilitate tender and cancellation of the Shares without supplemental documentation except as expressly required by the Company transfer agent.

2.	Acceptance and Releases.

(a)           In consideration for the tender and cancellation of the Shares, the Company, except with respect to the Founder’s obligations under this Agreement, hereby accepts and releases and forever discharges the Founder from any and all claims, demands, proceedings, causes of actions (including rights of contribution, if any) court orders, obligations, contracts and agreements (express or implied), debts or liabilities under or related to the Shares, the Company or its predecessors in interest, including any liability or obligation arising under or pursuant to any stockholder agreement, indemnity agreements, employment agreement or other compensation agreement, accrued and unpaid compensation or any claim for indemnification pursuant to the Governing Instruments of the Company, in each case, whether known or unknown, suspected or unsuspected, both at law or in equity, which the Company now has, ever had or hereafter has against the Founder.

(b)           In consideration for the covenants and releases contained herein, the Founder, except with respect to the Company’s obligations under this Agreement, hereby releases and forever discharges the Company from any and all claims, demands, proceedings, causes of actions (including rights of contribution, if any) court orders, obligations, contracts and agreements (express or implied), debts or liabilities under or related to the Shares or the Founder or his predecessors in interest, including any liability or obligation arising under or pursuant to any stockholder agreement, indemnity agreements, employment agreement or other compensation agreement, accrued and unpaid compensation or any claim for indemnification pursuant to the Governing Instruments of the Company, in each case, whether known or unknown, suspected or unsuspected, both at law or in equity, which the Founder now has, ever had or hereafter has against the Company.

(c)           For purposes of clarity and notwithstanding any other provision herein, any and all Intellectual Property, as defined below, and any and all other assets previously contributed by the Gino Porco individually or by the Founder to the Company shall remain the sole property of the Company. “Intellectual Property” means any and all intellectual property and industrial property rights throughout the world, including, without limitation, (i) all rights relating to the protection of inventions, including patents, patent applications and invention disclosures; (ii) all rights in works of authorship, copyrightable works, registered and unregistered copyrights, all rights to databases and data collections, and registrations and applications for registration thereof; (iii) all rights in mask works and registrations and applications for registration thereof; (iv) all rights in registered and unregistered trademarks, service marks, trade names, corporate names, logos, trade dress, designs, packaging, Internet domain names, and registrations and applications for registration thereof, together with all goodwill associated therewith; (v) all rights relating to the protection of computer software (in both source code and object code form); (vi) all rights relating to the protection of trade secrets, know-how and proprietary and confidential information; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all copies and tangible embodiments of any of the foregoing in whatever form or media; (ix) all rights to obtain renewals, reissues, reexaminations, continuations, continuations-in-part, divisions or other extensions of legal protections pertaining thereto; (x) all claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing; and (xi) any right analogous to those set forth in this definition.

3.           Further Assurances. Each of the parties hereto shall promptly do such further acts and things, including execution and delivery of any and all supplemental instruments, certificates, powers and other documents as may be reasonably requested by the Company in order to carry out the intent of this Agreement.

4.           Amendments and Supplements. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed on behalf of the Founder and the Company, as the duly authorized agent for the benefit of the Founder, by their duly authorized officers or representatives.

5.           Non-Agency. Nothing in this Agreement shall be construed to constitute either party the agent of the other or to constitute the parties as partners or members of a joint venture, nor shall any similar relationship be deemed to exist between them.

6.           No Waiver. The failure of any party to enforce at any time any of the provisions of this Agreement shall not be construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

7.           Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of jurisdiction of the Company, without regard to conflicts of law rules.

8.           Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered in person or sent by facsimile or via a reputable international overnight courier service to the parties to the Company as first set forth above and to the Founder at the addresses set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of confirmed receipt.

9.           Time is of the Essence. The parties agree that time is of the essence and each party shall retain the right of specific performance of the provisions herein without posting bond.

10.         Construction of Agreement. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

11.         Entire Agreement, Assignability, etc. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein, and shall not be assignable by operation of law or otherwise.

12.         Severability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

13.         Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement, and may be deemed duly executed and deemed duly delivered via facsimile.

14.         Successors and Assigns. This Agreement shall be binding on the legal representatives, successors and permitted assigns of the parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

LOTO INC.

By:	/s/ Stephen Knight
Name: STEPHEN KNIGHT
Title: CEO

A FEW BRILLIANT MINDS INC. :

By:	/s/ Gino Porco
Gino Porco

GINO PORCO, INDIVIDUALLY:

/s/ Gino Porco
Gino Porco

NOTARY PUBLIC ATTESTATION WITH RESPECT TO THE SIGNATURE OF A FEW BRILLIANT MINDS INC. AND GINO PORCO INDIVIDUALLY: